UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 19, 2005

    Coastal Banking Company, Inc.
(Exact name of registrant
as specified in its charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28333	58-2455445
(Commission File Number)	(I.R.S. Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina (Address of Principal Executive Offices)	29902 (Zip Code)

(Registrant's telephone number, including area code): (843) 522-1228

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

        On May 19, 2005, Coastal Banking Company, Inc., the parent holding company for Lowcountry National Bank, entered into an amendment to the agreement and plan of merger dated April 6, 2005 between Coastal Banking Company and First Capital Bank Holding Corporation, the parent holding company for First National Bank of Nassau County. The amendment specifically sets forth those current Coastal Banking Company and First Capital Bank Holding Corporation directors that will serve as directors of the surviving company. The Coastal Banking Company directors that will serve in the surviving company will be James W. Holden, Class I; James C. Key, Class I; Ladson F. Howell, Class II; Dennis O. Green, Class II; Randolph C. Kohn, Class III; and Robert B. Pinkerton, Class III. The First Capital directors that will serve in the surviving company will be Michael G. Sanchez, Class I; Christina H. Bryan, Class I; Ron Anderson, Class II; Suellen Rodeffer Garner, Class II; Robert L. Peters, Class III; and Edward E. Wilson, Class III.

        The merger agreement and the transactions contemplated thereby are subject to the approval of the shareholders of both parties, regulatory approvals, and other customary closing conditions. The foregoing description of the amendment to the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the merger agreement, which is set forth below as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

    (c)        Exhibits.

     The following exhibits are filed as part of this report:

Exhibit
Number       Description

2.1                Amendment to the Agreement and Plan of Merger between Coastal Banking Company, Inc. and First Capital Bank Holding Corporation dated May 19, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Date: May 19, 2005	By: /s/ Randolph C. Kohn Randolph C. Kohn Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number       Description

2.1                Amendment to the Agreement and Plan of Merger between Coastal Banking Company, Inc. and First Capital Bank Holding Corporation dated May 19, 2005.